UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 19, 2022

Aridis Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38630	47-2641188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

983 University Avenue, Bldg. B

Los Gatos, California 95032

(Address of principal executive offices, including ZIP code)

(408) 385-1742

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	ARDS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2022, Aridis Pharmaceuticals, Inc. (the “Company”) entered into an At-the-Market Sales Agreement (the “Sales Agreement”) with Virtu Americas LLC (“Virtu”), as sales agent. Pursuant to the terms of the Sales Agreement, the Company may issue and sell from time to time shares of its common stock, par value $0.0001 per share, through Virtu, acting as its sales agent, or directly to Virtu, acting as principal. Pursuant to the Company’s prospectus supplement filed on January 19, 2022, the Company may issue and sell shares of its common stock having an aggregate offering price of up to $25.0 million (the “Shares”).

Under the Sales Agreement, Shares will be offered and sold pursuant to the Company's shelf registration statement on Form S-3 (File No. 333-233601) filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2019, declared effective by the SEC on September 5, 2019. In addition, under the Sales Agreement, sales of Shares may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended.

The Company will pay Virtu a commission rate of up to 3.0% of the gross proceeds from each sale of Shares and has agreed to provide Virtu with customary indemnification and contribution rights. The Company will also reimburse Virtu for certain specified expenses in connection with entering into the Sales Agreement.

The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time suspend the offering of its common stock upon notice and subject to other conditions.

The Sales Agreement contains customary representations, warranties and agreements by the Company, other obligations of the parties and termination provisions.

The Company intends to use the net proceeds from the sale of any Shares sold under the Sales Agreement for general corporate purposes, which may include, among other things, increasing the Company’s working capital, financing ongoing operating expenses and overhead, funding capital expenditures, repayment of debt, acquisitions, and investments in the Company’s subsidiaries.

A copy of the Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the terms of the Sales Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit. A copy of the opinion of Sheppard Mullin Richter & Hampton LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any sale of Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 1.02	Termination of a Material Definitive Agreement.

On January 10, 2022, the Company notified Cantor Fitzgerald & Co. (“Cantor”) of its intent to terminate, which became effective on January 18, 2022, the Controlled Equity Offering Sales Agreement dated as of September 3, 2019 between the Company and Cantor in connection with the Company’s at-the-market offering of up to $25.0 million.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

1.1	At-the-Market Sales Agreement, dated January 19, 2022 by and between the Company and Virtu Americas LLC.

5.1	Opinion of Sheppard Mullin Richter & Hampton, LLP

22.1	Consent of Sheppard Mullin Richter & Hampton, LLP (included in Exhibit 5.1)

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2022	ARIDIS PHARMACEUTICALS, INC.

/s/ Vu Truong
Vu Truong
Chief Executive Officer

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